SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013

Development Capital Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-174240	27-3746561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
415 Rossmore Boulevard Burlington, ON, Canada		L7N 1R9
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (289) 208-8052

6029 Paseo Acampo Carlsbad, California (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On February 19, 2013, Andriy Korobkin and Vikroriya Korobkin agreed to transfer 9,000,000 of their shares of common stock to Johnathan Lindsay for a total purchase price of $40,000. The source of the consideration paid to Andriy Korobkin and Vikroriya Korobkin was the existing funds of Johnathan Lindsay. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act.

In connection with the sale of his controlling interest in the company, our current board of directors, comprised of Andriy Korobkin, Vikroriya Korobkin and Lidiya Tregub, appointed Johnathan Lindsay to the board of directors and to certain officer positions and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 19, 2013 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 12,328,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Johnathan Lindsay 415 Rossmore Boulevard Burlington, ON, Canada L7N 1R9	9,000,000	73%
	All Officers and Directors as a Group (one person)	9,000,000	73%

	Other 5% owners
	None.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Reports on Form 10-Q, as amended, filed February 5, 2013, October 12, 2012 and August 20, 2012, and in the Company’s Annual Report on Form 10-K/A filed July 9, 2012, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 21, 2013, the board of directors appointed Johnathan Lindsay to our board of directors. In addition, the board appointed Johnathan Lindsay as President and Chief Executive Officer, to hold office until removed by the board of directors.

Following these appointments, the board accepted the resignations of Andriy Korobkin, Vikroriya Korobkin and Lidiya Tregub as our former officers and directors. There was no known disagreement with Andriy Korobkin, Vikroriya Korobkin or Lidiya Tregub regarding our operations, policies, or practices.

Johnathan Lindsay is our newly appointed President, Chief Executive Officer, and Director. Johnathan Lindsay served as a Director, Secretary, Treasurer of Duma Energy Corp., previously known as Strategic American Oil Corporation from its inception to May 31st, 2011. He was co-founder of the company and also served as CFO from April 2007 to May 2011. Prior to his role with Duma, Mr. Lindsay served as Secretary and Treasurer of Uranium Energy Corp. from its inception in 2003 to 2006. Mr. Lindsay also co-founded Bullfrog Gold Corp. and Continental Resource Group (previously American Energy Fields. Inc.). He studied business at British Columbia Institute of technology in 1999 and 2000.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with our sole officer and director. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

 415 Rossmore Boulevard

Burlington, ON, Canada L7N 1R9

(289) 208-8052

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Development Capital Group, Inc.

/s/ Johnathan Lindsay

Johnathan Lindsay

President and Chief Executive Officer

Date: February 22, 2013

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